ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE3	FREE WRITING PROSPECTUS Filed pursuant to Rule 433(d) Registration Statement No. 333-131727

The following is a free writing prospectus. The information in this free writing prospectus is preliminary and is subject to completion or change.

FREE WRITING PROSPECTUS
ACE Securities Corp.

$1,095,015,000 (Approximate)
Home Equity Loan Trust Series 2006-HE3

ACE Securities Corp. (Depositor) ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE3 (Issuing Entity)

June 9, 2006

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

The analysis in this report is based on information provided by ACE Securities Corp. (the “Depositor”). Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information. Such documents may be obtained without charge at the Securities and Exchange Commission's website. Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting Deutsche Bank Securities Inc.’s (“DBSI”) trading desk at (212) 250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement (collectively, the “Prospectus”). The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared by DBSI in reliance upon information furnished by the Depositor. Numerous assumptions were used in preparing the Computational Materials that may or may not be reflected herein. As such, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the securities may differ from those shown in the Computational Materials by a permitted variance of +/- 10% prior to issuance. Neither DBSI nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

An investor or potential investor in the certificates (and each employee, representative, or other agent of such person or entity) may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction (as defined in United States Treasury Regulation Section 1.6011-4) and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY DBSI AND NOT BY THE ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. DBSI IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

FREE WRITING PROSPECTUS DATED June 9, 2006
ACE Securities Corp.
Home Equity Loan Trust, Series 2006-HE3
$1,095,015,000 (Approximate)
All dollar amounts and percentages contained herein are subject to a permitted variance of +/- 10%

Structure Overview
To 10% Optional Termination
Class	Approximate Size ($)	Type	WAL (yrs)	Principal Payment Window (months)	Pmt. Delay (days)	Interest Accrual Basis	Legal Final Maturity	Expected Ratings S / M
Offered Certificates:
A-1	585,838,000.00	Float	2.16	1 - 81	0	ACT/360	June 2036	AAA/Aaa
A-2A	141,956,000.00	Float	1.00	1 - 22	0	ACT/360	June 2036	AAA/Aaa
A-2B	54,743,000.00	Float	2.00	22 - 28	0	ACT/360	June 2036	AAA/Aaa
A-2C	49,482,000.00	Float	3.50	28 - 71	0	ACT/360	June 2036	AAA/Aaa
A-2D	24,704,000.00	Float	6.65	71 - 81	0	ACT/360	June 2036	AAA/Aaa
M-1	44,855,000.00	Float	3.84	43 - 50	0	ACT/360	June 2036	AA+/Aa1
M-2	37,991,000.00	Float	4.75	50 - 72	0	ACT/360	June 2036	AA+/Aa2
M-3	28,731,000.00	Float	6.66	72 - 81	0	ACT/360	June 2036	AA+/Aa3
M-4	20,745,000.00	Float	4.68	41 - 81	0	ACT/360	June 2036	AA/A1
M-5	20,745,000.00	Float	4.65	40 - 81	0	ACT/360	June 2036	AA/A2
M-6	18,503,000.00	Float	4.62	40 - 81	0	ACT/360	June 2036	AA-/A3
M-7	17,942,000.00	Float	4.59	39 - 81	0	ACT/360	June 2036	A+/Baa1
M-8	15,699,000.00	Float	4.58	38 - 81	0	ACT/360	June 2036	A/Baa2
M-9	12,896,000.00	Float	4.56	38 - 81	0	ACT/360	June 2036	BBB+/Baa3
M-10	9,532,000.00	Float	4.56	38 - 81	0	ACT/360	June 2036	BBB/Ba1
M-11	10,653,000.00	Float	4.53	37 - 81	0	ACT/360	June 2036	BBB-/Ba2
Total Certificates	$1,095,015,000

Class M Principal Distribution Amount:
Unless the Class A certificate principal balance is reduced to zero, the Mezzanine Certificates will not receive any principal payments until the Stepdown Date. On or after the Stepdown Date (if no Trigger Event occurs), principal will be paid to the Mezzanine Certificates, first to the Class M-1, Class M-2 and Class M-3 Certificates, sequentially, until the Class M-1, Class M-2 and Class M-3 Certificates together reach approximately a 27.30% Credit Enhancement Percentage (2x the Class M-3 Initial Credit Enhancement Percentage), second to the Class M-4 Certificates until it reaches approximately a 23.60% Credit Enhancement Percentage (2x the Class M-4 Initial Credit Enhancement Percentage), third to the Class M-5 Certificates until it reaches approximately a 19.90% Credit Enhancement Percentage (2x the Class M-5 Initial Credit Enhancement Percentage), fourth to the Class M-6 Certificates until it reaches approximately a 16.60% Credit Enhancement Percentage (2x the Class M-6 Initial Credit Enhancement Percentage), fifth to the Class M-7 Certificates until it reaches approximately a 13.40% Credit Enhancement Percentage (2x the Class M-7 Initial Credit Enhancement Percentage), sixth to the Class M-8 Certificates until it reaches approximately a 10.60% Credit Enhancement Percentage (2x the Class M-8 Initial Credit Enhancement Percentage), seventh to the Class M-9 Certificates until it reaches approximately a 8.30% Credit Enhancement Percentage (2x the Class M-9 Initial Credit Enhancement Percentage), eighth to the Class M-10 Certificates until it reaches approximately a 6.60% Credit Enhancement Percentage (2x the Class M-10 Initial Credit Enhancement Percentage) and ninth to the Class M-11 Certificates until it reaches approximately a 4.70% Credit Enhancement Percentage (2x the Class M-11 Initial Credit Enhancement Percentage).

Sensitivity Table
To 10% Call

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

A-1	Avg Life	20.92	4.16	2.16	1.46	1.18
	First Payment Date	Jul-06	Jul-06	Jul-06	Jul-06	Jul-06
	Last Payment Date	Mar-36	Apr-19	Mar-13	Jul-11	Sep-08

A-2A	Avg Life	15.28	1.55	1.00	0.83	0.68
	First Payment Date	Jul-06	Jul-06	Jul-06	Jul-06	Jul-06
	Last Payment Date	Nov-28	Jun-09	Apr-08	Jan-08	Sep-07

A-2B	Avg Life	24.22	3.88	2.00	1.76	1.48
	First Payment Date	Nov-28	Jun-09	Apr-08	Jan-08	Sep-07
	Last Payment Date	Oct-32	Oct-11	Oct-08	May-08	Mar-08

A-2C	Avg Life	28.10	7.83	3.50	2.14	1.83
	First Payment Date	Oct-32	Oct-11	Oct-08	May-08	Mar-08
	Last Payment Date	Feb-36	Nov-17	May-12	Jan-09	Jun-08

A-2D	Avg Life	29.74	12.65	6.65	3.15	2.09
	First Payment Date	Feb-36	Nov-17	May-12	Jan-09	Jun-08
	Last Payment Date	Mar-36	Apr-19	Mar-13	Jul-11	Sep-08

M-1	Avg Life	26.28	5.30	3.84	4.64	3.49
	First Payment Date	Feb-31	Jun-10	Jan-10	Aug-10	Sep-08
	Last Payment Date	Mar-34	Apr-13	Aug-10	Jul-11	Mar-10

M-2	Avg Life	28.74	8.87	4.75	5.08	3.74
	First Payment Date	Mar-34	Apr-13	Aug-10	Jul-11	Mar-10
	Last Payment Date	Feb-36	Dec-17	Jun-12	Jul-11	Mar-10

M-3	Avg Life	29.74	12.68	6.66	5.08	3.74
	First Payment Date	Feb-36	Dec-17	Jun-12	Jul-11	Mar-10
	Last Payment Date	Mar-36	Apr-19	Mar-13	Jul-11	Mar-10

Sensitivity Table
To 10% Call (Continued)

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

M-4	Avg Life	28.01	8.42	4.68	4.30	3.26
	First Payment Date	Feb-31	Jun-10	Nov-09	May-10	Jun-09
	Last Payment Date	Mar-36	Apr-19	Mar-13	Jul-11	Mar-10

M-5	Avg Life	28.01	8.42	4.65	4.15	3.13
	First Payment Date	Feb-31	Jun-10	Oct-09	Mar-10	Apr-09
	Last Payment Date	Mar-36	Apr-19	Mar-13	Jul-11	Mar-10

M-6	Avg Life	28.01	8.42	4.62	4.04	3.03
	First Payment Date	Feb-31	Jun-10	Oct-09	Jan-10	Mar-09
	Last Payment Date	Mar-36	Apr-19	Mar-13	Jul-11	Mar-10

M-7	Avg Life	28.01	8.42	4.59	3.96	2.96
	First Payment Date	Feb-31	Jun-10	Sep-09	Nov-09	Jan-09
	Last Payment Date	Mar-36	Apr-19	Mar-13	Jul-11	Mar-10

M-8	Avg Life	28.01	8.42	4.58	3.89	2.90
	First Payment Date	Feb-31	Jun-10	Aug-09	Oct-09	Dec-08
	Last Payment Date	Mar-36	Apr-19	Mar-13	Jul-11	Mar-10

M-9	Avg Life	28.01	8.42	4.56	3.84	2.86
	First Payment Date	Feb-31	Jun-10	Aug-09	Sep-09	Dec-08
	Last Payment Date	Mar-36	Apr-19	Mar-13	Jul-11	Mar-10

M-10	Avg Life	28.01	8.42	4.56	3.81	2.83
	First Payment Date	Feb-31	Jun-10	Aug-09	Sep-09	Nov-08
	Last Payment Date	Mar-36	Apr-19	Mar-13	Jul-11	Mar-10

M-11	Avg Life	28.01	8.41	4.53	3.77	2.81
	First Payment Date	Feb-31	Jun-10	Jul-09	Aug-09	Nov-08
	Last Payment Date	Mar-36	Apr-19	Mar-13	Jul-11	Mar-10

Sensitivity Table
To Maturity

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

A-1	Avg Life	20.92	4.47	2.35	1.52	1.18
	First Payment Date	Jul-06	Jul-06	Jul-06	Jul-06	Jul-06
	Last Payment Date	Mar-36	May-32	Nov-21	Jul-18	Sep-08

A-2A	Avg Life	15.28	1.55	1.00	0.83	0.68
	First Payment Date	Jul-06	Jul-06	Jul-06	Jul-06	Jul-06
	Last Payment Date	Nov-28	Jun-09	Apr-08	Jan-08	Sep-07

A-2B	Avg Life	24.22	3.88	2.00	1.76	1.48
	First Payment Date	Nov-28	Jun-09	Apr-08	Jan-08	Sep-07
	Last Payment Date	Oct-32	Oct-11	Oct-08	May-08	Mar-08

A-2C	Avg Life	28.10	7.83	3.50	2.14	1.83
	First Payment Date	Oct-32	Oct-11	Oct-08	May-08	Mar-08
	Last Payment Date	Feb-36	Nov-17	May-12	Jan-09	Jun-08

A-2D	Avg Life	29.74	15.94	8.75	3.99	2.09
	First Payment Date	Feb-36	Nov-17	May-12	Jan-09	Jun-08
	Last Payment Date	Mar-36	Apr-32	Sep-21	Aug-18	Sep-08

M-1	Avg Life	26.28	5.30	3.84	4.65	3.54
	First Payment Date	Feb-31	Jun-10	Jan-10	Aug-10	Sep-08
	Last Payment Date	Mar-34	Apr-13	Aug-10	Sep-11	Jul-10

M-2	Avg Life	28.74	8.87	4.75	5.90	4.67
	First Payment Date	Mar-34	Apr-13	Aug-10	Sep-11	Jul-10
	Last Payment Date	Feb-36	Dec-17	Jun-12	Mar-13	Dec-11

M-3	Avg Life	29.74	15.89	8.64	8.00	6.79
	First Payment Date	Feb-36	Dec-17	Jun-12	Mar-13	Dec-11
	Last Payment Date	Mar-36	Sep-29	Nov-19	Oct-16	Jun-15

Sensitivity Table
To Maturity (Continued)

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

M-4	Avg Life	28.01	9.20	5.16	4.67	3.52
	First Payment Date	Feb-31	Jun-10	Nov-09	May-10	Jun-09
	Last Payment Date	Mar-36	May-27	Mar-18	Jun-15	Feb-13

M-5	Avg Life	28.01	9.16	5.10	4.51	3.38
	First Payment Date	Feb-31	Jun-10	Oct-09	Mar-10	Apr-09
	Last Payment Date	Mar-36	Sep-26	Oct-17	Feb-15	Nov-12

M-6	Avg Life	28.01	9.12	5.05	4.38	3.27
	First Payment Date	Feb-31	Jun-10	Oct-09	Jan-10	Mar-09
	Last Payment Date	Mar-36	Dec-25	Apr-17	Oct-14	Jul-12

M-7	Avg Life	28.01	9.07	4.99	4.27	3.18
	First Payment Date	Feb-31	Jun-10	Sep-09	Nov-09	Jan-09
	Last Payment Date	Mar-36	Feb-25	Oct-16	Apr-14	Mar-12

M-8	Avg Life	28.01	8.98	4.92	4.16	3.09
	First Payment Date	Feb-31	Jun-10	Aug-09	Oct-09	Dec-08
	Last Payment Date	Mar-36	Jan-24	Feb-16	Oct-13	Nov-11

M-9	Avg Life	28.01	8.87	4.84	4.06	3.01
	First Payment Date	Feb-31	Jun-10	Aug-09	Sep-09	Dec-08
	Last Payment Date	Mar-36	Dec-22	Jun-15	Apr-13	Jun-11

M-10	Avg Life	28.01	8.74	4.75	3.96	2.93
	First Payment Date	Feb-31	Jun-10	Aug-09	Sep-09	Nov-08
	Last Payment Date	Mar-36	Sep-21	Sep-14	Sep-12	Jan-11

M-11	Avg Life	28.01	8.53	4.60	3.82	2.84
	First Payment Date	Feb-31	Jun-10	Jul-09	Aug-09	Nov-08
	Last Payment Date	Mar-36	Oct-20	Jan-14	Mar-12	Aug-10

Class A-1 Effective Net WAC Schedule*			Class A-1 Effective Net WAC Schedule*
Period	Date	Effective Net WAC (%)	Period	Date	Effective Net WAC (%)
1	7/25/2006	19.984	46	4/25/2010	17.489
2	8/25/2006	19.162	47	5/25/2010	12.369
3	9/25/2006	19.162	48	6/25/2010	11.966
4	10/25/2006	19.418	49	7/25/2010	12.358
5	11/25/2006	19.163	50	8/25/2010	11.954
6	12/25/2006	19.418	51	9/25/2010	11.966
7	1/25/2007	21.730	52	10/25/2010	12.445
8	2/25/2007	21.547	53	11/25/2010	12.042
9	3/25/2007	21.649	54	12/25/2010	12.438
10	4/25/2007	21.124	55	1/25/2011	12.030
11	5/25/2007	21.006	56	2/25/2011	12.024
12	6/25/2007	20.691	57	3/25/2011	13.305
13	7/25/2007	20.585	58	4/25/2011	12.024
14	8/25/2007	20.273	59	5/25/2011	12.421
15	9/25/2007	20.073	60	6/25/2011	12.016
16	10/25/2007	19.984	61	7/25/2011	12.410
17	11/25/2007	19.675	62	8/25/2011	12.003
18	12/25/2007	19.598	63	9/25/2011	11.996
19	1/25/2008	19.289	64	10/25/2011	12.389
20	2/25/2008	19.149	65	11/25/2011	11.984
21	3/25/2008	19.262	66	12/25/2011	12.377
22	4/25/2008	19.617	67	1/25/2012	11.971
23	5/25/2008	18.981	68	2/25/2012	11.964
24	6/25/2008	18.034	69	3/25/2012	12.782
25	7/25/2008	17.591	70	4/25/2012	11.950
26	8/25/2008	17.228	71	5/25/2012	12.343
27	9/25/2008	17.113	72	6/25/2012	11.938
28	10/25/2008	17.848	73	7/25/2012	12.329
29	11/25/2008	17.483	74	8/25/2012	11.924
30	12/25/2008	17.618	75	9/25/2012	11.917
31	1/25/2009	17.241	76	10/25/2012	12.308
32	2/25/2009	17.139	77	11/25/2012	11.904
33	3/25/2009	17.938	78	12/25/2012	12.294
34	4/25/2009	17.802	79	1/25/2013	11.891
35	5/25/2009	18.002	80	2/25/2013	11.883
36	6/25/2009	17.611	81	3/25/2013	13.149
37	7/25/2009	17.790
38	8/25/2009	17.405
39	9/25/2009	17.342
40	10/25/2009	18.246
41	11/25/2009	17.834				*PPC: 100% (ARM); PPC: 100% (Fixed)
42	12/25/2009	18.066				*1 Month LIBOR: 20%
43	1/25/2010	17.636				*6 Month Libor: 20%
44	2/25/2010	17.540				*Includes Net Swap Payments received from the Swap Provider
45	3/25/2010	18.518				*Includes Cap proceeds

Class A-2 Effective Net WAC Schedule*			Class A-2 Effective Net WAC Schedule*
Period	Date	Effective Net WAC (%)	Period	Date	Effective Net WAC (%)
1	7/25/2006	19.879	46	4/25/2010	17.433
2	8/25/2006	19.068	47	5/25/2010	12.313
3	9/25/2006	19.068	48	6/25/2010	11.910
4	10/25/2006	19.320	49	7/25/2010	12.301
5	11/25/2006	19.068	50	8/25/2010	11.898
6	12/25/2006	19.320	51	9/25/2010	11.894
7	1/25/2007	21.635	52	10/25/2010	12.386
8	2/25/2007	21.452	53	11/25/2010	11.984
9	3/25/2007	21.544	54	12/25/2010	12.377
10	4/25/2007	21.030	55	1/25/2011	11.972
11	5/25/2007	20.908	56	2/25/2011	11.966
12	6/25/2007	20.597	57	3/25/2011	13.252
13	7/25/2007	20.488	58	4/25/2011	11.970
14	8/25/2007	20.179	59	5/25/2011	12.366
15	9/25/2007	19.976	60	6/25/2011	11.961
16	10/25/2007	19.884	61	7/25/2011	12.353
17	11/25/2007	19.577	62	8/25/2011	11.948
18	12/25/2007	19.496	63	9/25/2011	11.945
19	1/25/2008	19.198	64	10/25/2011	12.337
20	2/25/2008	19.012	65	11/25/2011	11.934
21	3/25/2008	19.048	66	12/25/2011	12.325
22	4/25/2008	19.521	67	1/25/2012	11.921
23	5/25/2008	18.897	68	2/25/2012	11.914
24	6/25/2008	17.945	69	3/25/2012	12.732
25	7/25/2008	17.507	70	4/25/2012	11.905
26	8/25/2008	17.129	71	5/25/2012	12.296
27	9/25/2008	16.988	72	6/25/2012	11.893
28	10/25/2008	17.753	73	7/25/2012	12.283
29	11/25/2008	17.395	74	8/25/2012	11.880
30	12/25/2008	17.524	75	9/25/2012	11.876
31	1/25/2009	17.154	76	10/25/2012	12.266
32	2/25/2009	17.034	77	11/25/2012	11.864
33	3/25/2009	17.736	78	12/25/2012	12.253
34	4/25/2009	17.732	79	1/25/2013	11.851
35	5/25/2009	17.931	80	2/25/2013	11.844
36	6/25/2009	17.535	81	3/25/2013	13.106
37	7/25/2009	17.714
38	8/25/2009	17.314
39	9/25/2009	17.208
40	10/25/2009	18.158
41	11/25/2009	17.751				*PPC: 100% (ARM); PPC: 100% (Fixed)
42	12/25/2009	17.974				*1 Month LIBOR: 20%
43	1/25/2010	17.547				*6 Month Libor: 20%
44	2/25/2010	17.445				*Includes Net Swap Payments received from the Swap Provider
45	3/25/2010	18.391				*Includes Cap proceeds

Class M Effective Net WAC Schedule*			Class M Effective Net WAC Schedule*
Period	Date	Effective Net WAC (%)	Period	Date	Effective Net WAC (%)
1	7/25/2006	19.950	46	4/25/2010	17.471
2	8/25/2006	19.133	47	5/25/2010	12.352
3	9/25/2006	19.133	48	6/25/2010	11.948
4	10/25/2006	19.387	49	7/25/2010	12.340
5	11/25/2006	19.133	50	8/25/2010	11.936
6	12/25/2006	19.387	51	9/25/2010	11.943
7	1/25/2007	21.700	52	10/25/2010	12.426
8	2/25/2007	21.517	53	11/25/2010	12.024
9	3/25/2007	21.616	54	12/25/2010	12.419
10	4/25/2007	21.094	55	1/25/2011	12.012
11	5/25/2007	20.975	56	2/25/2011	12.005
12	6/25/2007	20.662	57	3/25/2011	13.288
13	7/25/2007	20.554	58	4/25/2011	12.007
14	8/25/2007	20.243	59	5/25/2011	12.403
15	9/25/2007	20.042	60	6/25/2011	11.999
16	10/25/2007	19.952	61	7/25/2011	12.392
17	11/25/2007	19.644	62	8/25/2011	11.985
18	12/25/2007	19.565	63	9/25/2011	11.980
19	1/25/2008	19.260	64	10/25/2011	12.373
20	2/25/2008	19.106	65	11/25/2011	11.968
21	3/25/2008	19.194	66	12/25/2011	12.360
22	4/25/2008	19.587	67	1/25/2012	11.955
23	5/25/2008	18.955	68	2/25/2012	11.948
24	6/25/2008	18.006	69	3/25/2012	12.766
25	7/25/2008	17.564	70	4/25/2012	11.936
26	8/25/2008	17.197	71	5/25/2012	12.328
27	9/25/2008	17.073	72	6/25/2012	11.924
28	10/25/2008	17.818	73	7/25/2012	12.314
29	11/25/2008	17.455	74	8/25/2012	11.910
30	12/25/2008	17.588	75	9/25/2012	11.904
31	1/25/2009	17.213	76	10/25/2012	12.294
32	2/25/2009	17.106	77	11/25/2012	11.892
33	3/25/2009	17.874	78	12/25/2012	12.281
34	4/25/2009	17.780	79	1/25/2013	11.878
35	5/25/2009	17.979	80	2/25/2013	11.871
36	6/25/2009	17.587	81	3/25/2013	13.135
37	7/25/2009	17.766
38	8/25/2009	17.376
39	9/25/2009	17.299
40	10/25/2009	18.218
41	11/25/2009	17.808				*PPC: 100% (ARM); PPC: 100% (Fixed)
42	12/25/2009	18.037				*1 Month LIBOR: 20%
43	1/25/2010	17.608				*6 Month Libor: 20%
44	2/25/2010	17.510				*Includes Net Swap Payments received from the Swap Provider
45	3/25/2010	18.478				*Includes Cap proceeds

Excess Spread*
(Assumes Pricing Prepayment Speed, Excludes Basis Risk Shortfalls)

Period	Excess Spread in bp (Static LIBOR)	1 Month Forward LIBOR (%)	6 Month Forward LIBOR (%)	Excess Spread in bp (Forward LIBOR)	Period	Excess Spread in bp (Static LIBOR)	1 Month Forward LIBOR (%)	6 Month Forward LIBOR (%)	Excess Spread in bp (Forward LIBOR)
1	298	5.1300	5.3175	298	45	534	5.3414	5.4268	528
2	246	5.2184	5.3483	237	46	501	5.3443	5.4386	497
3	246	5.2882	5.3597	230	47	522	5.3455	5.4495	511
4	263	5.2606	5.3569	251	48	504	5.3475	5.4621	492
5	246	5.3337	5.3569	226	49	522	5.4035	5.4732	505
6	263	5.3252	5.3419	244	50	504	5.4079	5.4764	486
7	237	5.3084	5.3277	237	51	504	5.4101	5.4791	485
8	238	5.2865	5.3122	237	52	521	5.4122	5.4801	506
9	243	5.2755	5.3000	242	53	504	5.4156	5.4827	487
10	238	5.2600	5.2902	237	54	521	5.4173	5.4849	506
11	240	5.2414	5.2795	239	55	503	5.4199	5.4868	487
12	238	5.2403	5.2726	237	56	503	5.4221	5.4963	486
13	241	5.2226	5.2636	240	57	555	5.4228	5.5072	542
14	238	5.2155	5.2569	237	58	502	5.4258	5.5176	488
15	239	5.2093	5.2505	238	59	520	5.4280	5.5273	506
16	242	5.2029	5.2432	241	60	502	5.4322	5.5384	487
17	239	5.1958	5.2364	238	61	519	5.4777	5.5476	501
18	243	5.1893	5.2297	242	62	501	5.4810	5.5511	482
19	240	5.1831	5.2239	239	63	501	5.4830	5.5522	481
20	244	5.1764	5.2317	243	64	518	5.4846	5.5531	502
21	259	5.1692	5.2432	258	65	501	5.4870	5.5561	482
22	417	5.1634	5.2569	416	66	518	5.4884	5.5563	501
23	427	5.1564	5.2694	426	67	500	5.4914	5.5581	481
24	423	5.1507	5.2843	422	68	499	5.4922	5.5667	481
25	431	5.2416	5.3009	426	69	534	5.4927	5.5749	518
26	423	5.2423	5.3014	418	70	499	5.4957	5.5843	482
27	424	5.2430	5.3021	419	71	516	5.4956	5.5930	500
28	472	5.2424	5.3005	466	72	498	5.4969	5.6014	481
29	464	5.2428	5.3003	458	73	515	5.5414	5.6096	495
30	474	5.2427	5.2996	467	74	497	5.5426	5.6113	476
31	464	5.2425	5.2995	458	75	497	5.5439	5.6123	475
32	465	5.2430	5.3123	458	76	514	5.5456	5.6119	496
33	497	5.2408	5.3287	492	77	496	5.5463	5.6132	476
34	493	5.2415	5.3437	489	78	513	5.5467	5.6133	495
35	504	5.2406	5.3576	500	79	496	5.5480	5.6143	475
36	495	5.2407	5.3747	491	80	496	5.5487	5.6223	476
37	504	5.3228	5.3904	497	81	549	5.5480	5.6297	533
38	484	5.3260	5.3933	475
39	489	5.3293	5.3963	480
40	510	5.3312	5.3970	505
41	501	5.3348	5.3995	495
42	512	5.3361	5.4017	506
43	501	5.3385	5.4035	494
44	501	5.3411	5.4142	494
*Includes Net Swap Payments received from the Swap Provider

Breakeven CDR Table for the Mezzanine Certificates
The assumptions for the breakeven CDR table below are as follows:
- The Pricing Prepayment Assumption is applied
- 10% cleanup call is not exercised
- Forward Curves
- 40% Severity
- Interest & Principal advancing
- 6 month recovery lag
- Triggers Failing
The table below displays the Constant Default Rate (“CDR”) and the related cumulative collateral loss before the referenced Class incurs a writedown.

Class	CDR Break-Even (%)	Cumulative Loss (%)
M-1	34.34	23.33
M-2	27.77	20.59
M-3	23.47	18.51
M-4	20.66	17.01
M-5	18.07	15.50
M-6	15.89	14.14
M-7	13.85	12.77
M-8	12.15	11.55
M-9	10.76	10.49
M-10	9.77	9.71
M-11	8.93	9.02